Q2 FY2021 EARNINGS PRESENTATION FY 2021 Year-to-date Cash Flow Highlights In $ millions, except for percentages YTD YTD FY 2021 FY 2020 Cash flows used in operating activities $32.2 $38.2 Less: Capital Expenditures $(19.3) $(16.5) Free Cash Flow $12.9 $21.7 Net Income $3.8 $36.8 Free Cash Flow / Net Income 339.5% 59.0% Acquisition of Subsidiaries, net of cash acquired $0.0 $39.9 Dividends $8.9 $8.9 Share Repurchases $6.4 $0.0 8